                                                                       (d)(3)(i)

                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                     ING INVESTMENT MANAGEMENT ADVISORS B.V.



SERIES                                                ANNUAL SUB-ADVISER FEE
------                                      ---------------------------------------------
                                            (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING VP Global Equity Dividend Portfolio                        0.25%